EXHIBIT 99.1

City National Corp. Reports 2011 Net Income of $172.4 Million, Up 37 Percent From 2010; Fourth Quarter 2011 Net Income Totals $43.9 Million, or $0.82 Per Share

Loans and deposits grow to record levels

Total assets reach all-time high of $23.7 billion

LOS ANGELES, Jan. 19, 2012 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported fourth-quarter 2011 net income of $43.9 million, or $0.82 per share, up 10 percent from $39.7 million, or $0.74 per share in the fourth quarter of 2010.

Full-year 2011 net income available to common shareholders totaled $172.4 million, or $3.21 per share, up 37 percent from $125.5 million, or $2.36 per share, in 2010.

City National also announced today that its Board of Directors has approved an increase in the quarterly common stock cash dividend to $0.25 per share, up from $0.20 per share. The quarterly dividend is payable on February 15, 2012 to stockholders of record on February 1, 2012.

FOURTH-QUARTER AND YEAR-END 2011 HIGHLIGHTS

  Fully taxable-equivalent net interest income amounted to $206.0 million in the fourth quarter of 2011, up 1 percent from the third quarter of 2011 and 9 percent from the year-earlier period. Fully taxable-equivalent net interest income for the full year amounted to $790.3 million, up 6 percent from 2010.

  Average deposit balances grew to a record $20.5 billion in the fourth quarter of 2011, up 4 percent from $19.7 billion in the third quarter of 2011 and 10 percent from $18.7 billion in the fourth quarter of 2010. Average core deposits grew 5 percent from the third quarter of 2011 and 12 percent from the fourth quarter of 2010. They account for 96 percent of average deposit balances. Average deposits for the full year amounted to $19.3 billion, up 8 percent from 2010.

  Average fourth-quarter loan balances were $12.2 billion, up 4 percent from the third quarter of 2011 and 7 percent from the fourth quarter of 2010, excluding loans covered by City National's acquisition-related loss‑sharing agreements with the Federal Deposit Insurance Corporation (FDIC). Average fourth-quarter commercial loan balances grew 6 percent from the third quarter of 2011 and 18 percent from the year-earlier period. Average loans for the full year were $11.7 billion, up 1 percent from 2010.

  The company recorded a $5.0 million provision for loan and lease losses, excluding FDIC-covered loans, in the fourth quarter of 2011, which brought total provisions for the year to $12.5 million, down from $103.0 million in 2010. The company remains adequately reserved at 2.13 percent of total loans, excluding FDIC-covered loans.

"City National's strong 2011 performance demonstrated the strength, capabilities and momentum that our organization has built over the past three years and the stability and security of 19 consecutive years of profitability," said Chairman and CEO Russell Goldsmith.  "Assets, revenue and deposits all reached record levels, and loans picked up in the second half of the year.  Earnings rose substantially, while credit quality continued to improve and capital ratios remained strong.  We also continued to invest for the future.  City National opened additional offices in New York, Los Angeles and San Jose and expanded into Nashville and Atlanta, two important centers for the entertainment industry.  We added new clients and colleagues and further expanded the company's financial products, technology and capabilities.

"Despite the challenges of low interest rates and a slow-growing economy, City National's outlook for continuing growth is good."

	For the three months ended			For the three
Dollars in millions,	December 31,		%	months ended	%
except per share data	2011	2010	Change	September 30, 2011	Change
Earnings Per Share	$ 0.82	$ 0.74	11	$ 0.77	6
Net Income Attributable to CNC	43.9	39.7	10	41.4	6

Average Assets	$ 23,694.2	$ 21,922.2	8	$ 22,998.6	3
Return on Average Assets	0.73%	0.72%	1	0.71%	3
Return on Average Equity	8.15%	7.99%	2	7.85%	4

ASSETS

Total assets at December 31, 2011 grew to a record $23.7 billion, up 2 percent from the third quarter of 2011 and 11 percent from the fourth quarter of 2010.

REVENUE

Revenue for the fourth quarter of 2011 was $288.0 million, up 7 percent from the third quarter of 2011 and 3 percent from the fourth quarter of 2010. Revenue for the full-year 2011 totaled $1.1 billion, up 2 percent from 2010.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $206.0 million in the fourth quarter of 2011, up 1 percent from the third quarter of 2011 and 9 percent from the same period of 2010. Fully taxable-equivalent net interest income for the full-year 2011 was $790.3 million, up 6 percent from $743.5 million in 2010.

Fourth-quarter average deposits reached a record $20.5 billion, up 4 percent from the third quarter of 2011 and 10 percent from the fourth quarter of 2010. Average deposits for the full-year 2011 totaled $19.3 billion, up 8 percent from 2010. Period-end deposits grew to $20.4 billion, up 2 percent from September 30, 2011 and 12 percent from December 31, 2010.

Average core deposits were $19.8 billion in the fourth quarter of 2011, up 5 percent from the third quarter of 2011 and 12 percent from the same period of 2010. Full-year 2011 average core deposits grew 10 percent from 2010.

Fourth-quarter 2011 average noninterest-bearing deposits were up 12 percent from the third quarter of 2011 and 25 percent from the same period of 2010. Average noninterest-bearing balances for the full-year 2011 were up 17 percent from 2010.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $1.7 billion in the fourth quarter of 2011, down 5 percent from the third quarter of 2011, but up 9 percent from the same period of 2010. Treasury Services deposit balances averaged $1.7 billion for the full-year 2011, up 19 percent from 2010. This increase reflects the addition of new title and escrow clients, as well as an increase in commercial real estate activity and residential refinance activity.

Fourth-quarter average loan balances, excluding FDIC-covered loans, were $12.2 billion, up 4 percent from the third quarter of 2011 and 7 percent from the fourth quarter of 2010. Full-year 2011 average loans, excluding FDIC-covered loans, were $11.7 billion, up 1 percent from 2010.

Fourth-quarter average commercial loans were up 6 percent from the third quarter of 2011 and 19 percent from the same period 2010.

Average balances for commercial real estate mortgages were up 7 percent from the third quarter of 2011 and 6 percent from the fourth quarter of 2010. Average balances for commercial real estate construction loans were down 5 percent from the third quarter of 2011 and 39 percent from the fourth quarter of 2010.

Average balances for single-family residential mortgage loans, most of which are made to City National's private banking clients, were up 1 percent from the third quarter of 2011 and 5 percent from the year-ago period.

Average securities for the fourth quarter of 2011 totaled $7.6 billion, up 10 percent from the third quarter of 2011 and 41 percent from the fourth quarter of 2010, as deposit growth continued to outpace loan growth. The average duration of total securities at December 31, 2011 was 2.4 years, compared to 2.1 years at the end of the third quarter of 2011 and 2.8 years at December 31, 2010.

City National's net interest margin in the fourth quarter of 2011 averaged 3.70 percent, compared with 3.79 percent in the third quarter of 2011 and 3.71 percent in the fourth quarter of 2010. For the full-year 2011, City National's net interest margin averaged 3.79 percent, compared with 3.86 percent in the previous year. The declines were due primarily to strong deposit growth and lower loan yields. The company continued to invest a large share of its growing deposits in securities and other liquid assets.

Fourth-quarter net interest income included $18.9 million from the FDIC-covered loans that were repaid or charged off during the quarter. This compares with $18.3 million in the third quarter of 2011 and $7.0 million in the fourth quarter of 2010.

At December 31, 2011, City National's prime lending rate was 3.25 percent, unchanged from both September 30, 2011 and December 31, 2010.

	For the three months ended			For the three
	December 31,		%	months ended	%
Dollars in millions	2011	2010	Change	September 30, 2011	Change
Average Loans and Leases,
excluding Covered Loans	$ 12,213.4	$ 11,372.5	7	$ 11,796.6	4
Average Covered Loans	1,554.2	1,907.9	(19)	1,664.3	(7)
Average Total Securities	7,641.5	5,430.2	41	6,954.1	10
Average Earning Assets	22,083.9	20,125.9	10	21,316.6	4
Average Deposits	20,500.1	18,687.2	10	19,724.6	4
Average Core Deposits	19,781.8	17,722.2	12	18,923.6	5
Fully Taxable-Equivalent
Net Interest Income	206.0	188.3	9	203.6	1
Net Interest Margin	3.70%	3.71%	(0)	3.79%	(2)

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $1.5 billion at the end of the fourth quarter of 2011, down from $1.7 billion at September 30, 2011 and $1.9 billion at December 31, 2010.

In the fourth quarter of 2011, the company recorded a nominal non-cash net impairment charge to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. The loss reflects a provision for loan losses of $17.7 million for covered loans and an offsetting $17.6 million of noninterest income related to City National's loss-sharing agreements with the FDIC.  City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in four FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $98.5 million at December 31, 2011, compared to $102.8 million at the end of the third quarter of 2011 and $120.9 million in the fourth quarter of 2010.

NONINTEREST INCOME

Noninterest income was $86.4 million in the fourth quarter of 2011, up 24 percent from the third quarter of 2011 but down 9 percent from the year-ago quarter. Fourth-quarter 2011 results included net FDIC loss-sharing income of $7.6 million compared to net FDIC loss-sharing expense of $14.2 million in the third quarter of 2011 and net FDIC loss-sharing income of $26.3 million in the fourth quarter of 2010.

City National's noninterest income totaled $341.9 million in the full year of 2011, down 5 percent from 2010. Results for 2011 included a second-quarter gain of $8.2 million on an FDIC-assisted bank acquisition, while 2010 results included acquisition gains totaling $27.3 million.

In the fourth quarter of 2011, noninterest income accounted for 30 percent of City National's total revenue, compared to 26 percent in the third quarter of 2011 and 34 percent in the fourth quarter of 2010.

Wealth Management

City National's assets under management totaled $31.3 billion as of December 31, 2011, down 7 percent from the third quarter of 2011 and 15 percent from the same period of 2010.

Trust and investment fees were $33.0 million, down 7 percent from the third quarter of 2011 and 4 percent from the fourth quarter of 2010. Full-year trust and investment fee income rose 4 percent from 2010.

The declines in assets under management and trust and investment fees from the third quarter of 2011 were due to the divestiture of certain institutional assets by one of the company's investment management affiliates.  This was partially offset by higher equity values. The declines from the year-earlier quarter were primarily attributable to the divestiture noted above as well as the deconsolidation of another affiliate in the second quarter of 2011.

Money-market mutual fund and brokerage fees totaled $4.8 million, down 5 percent from the third quarter of 2011 and 26 percent from the year-earlier period. Money-market mutual fund and brokerage fee income was $20.4 million in the full-year 2011, down 14 percent from 2010. The declines in money-market mutual fund and brokerage fees were due primarily to the impact of extraordinarily low short-term interest rates and narrowing spreads.

	At or for the			At or for the
	three months ended			three months
	December 31,		%	ended	%
Dollars in millions	2011	2010	Change	September 30, 2011	Change

Trust and Investment Fee Revenue	$ 33.0	$ 34.5	(4)	$ 35.4	(7)
Brokerage and Mutual Fund Fees	4.8	6.5	(26)	5.1	(5)
Assets Under Management (1)	31,326.3	36,753.7	(15)	33,590.5	(7)
Assets Under Management
or Administration (1)	54,492.4	58,470.8	(7)	55,647.1	(2)

(1) Excludes $16.0 billion, $16.1 billion and $21.3 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2011, September 30, 2011 and December 31, 2010, respectively.

Other Noninterest Income

Fourth-quarter income from cash management and deposit transaction fees was $10.7 million, down 3 percent from the third quarter of 2011 and 6 percent from the fourth quarter of 2010. Full-year 2011 cash management and deposit transaction fees were $44.3 million, down 7 percent from 2010. The declines were due to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit totaled $8.8 million in the fourth quarter of 2011, down 15 percent from the third quarter of 2011, but up 3 percent from the fourth quarter of 2010. The decline was due primarily to unusually high foreign exchange volume in the third quarter of 2011. Full-year 2011 foreign exchange services and letters of credit fee income totaled $36.5 million, up 17 percent from 2010, largely reflecting increased client activity and the addition of new clients.

Other income was $17.5 million in the fourth quarter of 2011, up 30 percent from the third quarter of 2011 and 92 percent from the year-ago period. Other income for the full-year 2011 was $75.7 million, up 135 percent from 2010. Results for the full-year 2011 reflect higher gains on the transfer of covered loans to OREO. In addition, 2010 results included pre-tax charges of $6.8 million for the redemption of trust preferred securities, $5.9 million related to one of the company's affiliated investment advisors and $12.3 million for the early retirement of debt.

NONINTEREST EXPENSE

City National's fourth-quarter 2011 noninterest expense amounted to $198.2 million, virtually unchanged from the third quarter of 2011 but down 3 percent from the fourth quarter of 2010.

Noninterest expense for the full-year 2011 amounted to $805.1 million, up 7 percent from 2010.  The increase was due largely to higher compensation costs, as well as increased expenses for OREO, marketing and advertising, and legal and professional services. Approximately 90 percent of 2011 OREO expenses are related to covered assets, and a significant portion of these expenses is reimbursable by the FDIC and reflected in noninterest income.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net charge-offs in the fourth quarter of 2011 totaled $5.5 million, or 0.18 percent of total loans and leases on an annualized basis. The company realized net charge-offs of $10.6 million, or 0.36 percent, in the third quarter of 2011 and $19.0 million, or 0.66 percent, in the fourth quarter of 2010.

At December 31, 2011, nonperforming assets amounted to $142.8 million, or 1.16 percent of the company's total loans and leases and OREO, compared to $190.7 million, or 1.56 percent, at September 30, 2011, and $248.2 million, or 2.17 percent, at December 31, 2010.

Nonaccrual loans at December 31, 2011 were $112.0 million, compared to $146.1 million at September 30, 2011 and $190.9 million at December 31, 2010. Criticized and classified loans declined from the third quarter of 2011, and overall credit trends remain favorable.

	As of		As of		As of
	December 31, 2011		September 30, 2011		December 31, 2010
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial	$ 5,246.1	$ 19.9	$ 5,166.8	$ 34.9	$ 4,514.3	$ 21.7
Commercial Real Estate Mortgages	2,110.8	21.9	2,059.1	20.8	1,958.3	44.9
Residential Mortgages	3,763.2	9.8	3,742.8	10.5	3,552.3	18.7
Real Estate Construction	315.6	50.9	335.7	70.8	467.8	98.2
Equity Lines of Credit	741.1	8.6	728.9	8.4	733.7	6.8
Other Loans	132.6	0.9	130.9	0.7	160.2	0.6
Total Loans (1)	$ 12,309.4	$ 112.0	$ 12,164.2	$ 146.1	$ 11,386.6	$ 190.9

Other Real Estate Owned (1)		30.8		44.5		57.3
Total Nonperforming Assets, excluding
Covered Assets		$ 142.8		$ 190.6		$ 248.2

(1) Excludes covered loans, net of allowance, of $1.4 billion, $1.6 billion and $1.8 billion at December 31, 2011, September 30, 2011 and
December 31, 2010, respectively, and covered other real estate owned of $98.5 million, $102.8 million and $120.9 million at
December 31, 2011, September 30, 2011 and December 31, 2010, respectively.

City National recorded a provision for credit losses of $5.0 million in the fourth quarter of 2011, bringing its total provisions for the year to $12.5 million. The company recorded total provisions of $103.0 million in 2010, including $3.0 million in the fourth quarter of the year.

At December 31, 2011, City National's allowance for loan and lease losses totaled $262.6 million, or 2.13 percent of total loans and leases. That compares with $263.3 million, or 2.16 percent, at the end of the third quarter of 2011 and $257.0 million, or 2.26 percent, at December 31, 2010. The company also maintains an additional $23.1 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net charge-offs were $12.5 million in the fourth quarter of 2011. This compares to net charge-offs of $2.9 million in the third quarter of 2011 and $6.5 million in the year-earlier period. Net charge-offs in the full year of 2011 amounted to $14.8 million, compared to net charge-offs of $63.3 million in 2010.

Commercial loans on nonaccrual totaled $19.9 million in the fourth quarter of 2011, compared to $34.9 million at September 30, 2011, and $21.7 million at December 31, 2010.

Construction Loans

City National's $315.6 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio has been reduced 33 percent since December 31, 2010, and construction loans now account for less than 3 percent of the company's total loans.

Fourth-quarter net recoveries of construction loans were $6.9 million, compared to net charge-offs of $6.2 million in the third quarter of 2011 and $5.5 million in the fourth quarter of 2010. Full-year net recoveries of construction loans were $5.0 million, compared to net charge-offs of $30.6 million in 2010.

At December 31, 2011, construction loans on nonaccrual totaled $50.9 million, compared to $70.8 million at September 30, 2011 and $98.2 million at December 31, 2010.

Commercial Real Estate Mortgage Loans

Fourth-quarter net charge-offs in the company's $2.1 billion commercial real estate mortgage portfolio were $87,000, compared to net charge-offs of $452,000 in the third quarter of 2011 and $5.3 million in the fourth quarter of 2010. Full-year net recoveries were $6.9 million, compared to net charge-offs of $29.6 million in 2010.

Commercial real estate mortgage loans on nonaccrual totaled $21.9 million, compared to $20.7 million at September 30, 2011 and $44.9 million at December 31, 2010.

Residential Mortgage Loans and Equity Lines of Credit

City National's $3.8 billion residential mortgage portfolio and $741.1 million home-equity portfolio continued to perform exceptionally well.  Together, they accounted for $429,000 in net charge-offs in the fourth quarter of 2011 compared to $675,000 at September 30, 2011, and $1.3 million at December 31, 2010.  Full-year 2011 net charge-offs amounted to $2.8 million, compared to $5.2 million in 2010.

Residential mortgage loans and lines of credit on nonaccrual were $18.4 million in the fourth quarter of 2011, compared to $18.9 million in the third quarter of 2011 and $25.5 million in the fourth quarter of 2010.

INCOME TAXES

City National's effective tax rate for the fourth quarter of 2011 was 33.9 percent, up from 21.4 percent in the year-earlier period, primarily due to higher pretax income. The company's full-year 2011 effective tax rate was 30.6 percent, up from 16.2 percent in the prior year, due in part to higher pretax income. The 2010 tax rate also reflects a favorable tax litigation settlement.

CAPITAL LEVELS

City National remains well-capitalized, ending the fourth quarter of 2011 with a Tier 1 common shareholders' equity ratio of 10.2 percent, compared to 10.2 percent at September 30, 2011 and 10.3 percent at December 31, 2010.[i]

Total risk-based capital and Tier 1 risk-based capital ratios at December 31, 2011 were 12.8 percent and 10.3 percent, respectively. City National's Tier 1 leverage ratio at December 31, 2011 was 6.8 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at September 30, 2011 were 12.9 percent, 10.3 percent and 6.8 percent, respectively.

The period-end ratio of equity to total assets at December 31, 2011 was 9.1 percent, compared to 9.2 percent at September 30, 2011 and 9.3 percent at December 31, 2010.

2012 OUTLOOK

Management anticipates continuing net income growth in 2012. Loans, deposits and capital ratios are expected to increase, and credit quality will likely continue to improve, though rising loan balances are expected to require appropriately higher loan-loss provisions. This outlook reflects management's expectations for moderate economic growth in 2012. Interest rates are expected to remain low for the entire year.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss fourth-quarter 2011 financial results. The call will begin at 2:00 p.m. PST. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 36748488.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 79 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville, Tenn., and Atlanta. The corporation and its investment affiliates manage or administer $54.5 billion in client investment assets, including more than $31.3 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at  http://www.globenewswire.com/newsroom/prs/?pkgid=3142

 SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, (2) the impact on financial markets and the economy of the level of U.S. and European debt, (3) changes in the pace of economic recovery and related changes in employment levels, (4) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain, (5) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (6) volatility in the municipal bond market, (7) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (8) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (9) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (10) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (11) adequacy of the company's enterprise risk management framework, (12) the company's ability to increase market share and control expenses, (13) the company's ability to attract new employees and retain and motivate existing employees, (14) increased competition in the company's markets, (15) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (16) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (17) changes in consumer spending, borrowing and savings habits, (18) soundness of other financial institutions which could adversely affect the company, (19) protracted labor disputes in the company's markets, (20) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (21) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (22) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (23) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (24) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2010 and particularly, Item 1A, titled "Risk Factors."

[i] For notes on non-GAAP measures, see page 15 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
	Three Months			Twelve Months
For The Period Ended December 31,	2011	2010	% Change	2011	2010	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.82	$ 0.75	9	$ 3.24	$ 2.38	36
Diluted	0.82	0.74	11	3.21	2.36	36
Dividends	0.20	0.10	100	0.80	0.40	100
Book value				40.86	37.51	9

Results of Operations: (In millions)
Interest income	$ 215	$ 206	4	$ 843	$ 830	2
Interest expense	13	21	(35)	70	100	(30)
Net interest income	202	185	9	773	730	6
Net interest income (Fully taxable-equivalent)	206	188	9	790	743	6
Total revenue	288	280	3	1,115	1,092	2
Provision for credit losses on loans and leases, excluding covered loans	5	3	67	13	103	(88)
Provision for losses on covered loans	18	21	(18)	44	76	(43)
Net income attributable to City National Corporation	44	40	10	172	131	31
Net income available to common shareholders	44	40	10	172	125	37

Financial Ratios:
Performance Ratios:
Return on average assets	0.73%	0.72%		0.77%	0.62%
Return on average common shareholders' equity	8.15	7.99		8.38	6.59
Period-end equity to period-end assets				9.06	9.29
Net interest margin	3.70	3.71		3.79	3.86
Expense to revenue ratio	62.73	66.39		65.53	62.45
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				6.77	6.74
Tier 1 risk-based capital				10.26	10.52
Total risk-based capital				12.83	13.28

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				2.13%	2.26%
Nonaccrual loans				234.37	134.61
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				1.16	2.17
Total assets				0.60	1.16
Net charge-offs to average total loans and leases, excluding covered loans (annualized)	(0.18)%	(0.66)%		(0.05)%	(1.13)%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 12,213	$ 11,372	7	$ 11,698	$ 11,577	1
Covered loans	1,554	1,908	(19)	1,699	1,940	(12)
Securities	7,642	5,430	41	6,635	4,677	42
Interest-earning assets	22,084	20,126	10	20,842	19,270	8
Assets	23,694	21,922	8	22,528	21,157	6
Core deposits	19,782	17,722	12	18,512	16,758	10
Deposits	20,500	18,687	10	19,306	17,868	8
Interest-bearing liabilities	10,359	10,945	(5)	10,614	10,779	(2)
Common shareholders' equity	2,136	1,974	8	2,058	1,903	8
Total equity	2,136	1,999	7	2,077	1,961	6

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 12,309	$ 11,387	8
Covered loans				1,482	1,858	(20)
Securities				8,102	5,976	36
Assets				23,666	21,353	11
Core deposits				19,728	17,294	14
Deposits				20,388	18,177	12
Common shareholders' equity				2,145	1,960	9
Total equity				2,145	1,985	8

Wealth Management: (In millions) (1)
Assets under management				$ 31,326	$ 36,754	(15)
Assets under management or administration				54,492	58,471	(7)

(1) Excludes $16.0 billion and $21.3 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2011 and December 31, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
	Three Months Ended			Twelve Months Ended
(Dollars in thousands	December 31,			December 31,
except per share data)	2011	2010	% Change	2011	2010	% Change
Interest income	$ 215,252	$ 206,266	4	$ 843,090	$ 830,196	2
Interest expense	13,695	21,160	(35)	70,100	99,871	(30)
Net Interest Income	201,557	185,106	9	772,990	730,325	6

Provision for credit losses on loans and leases, excluding covered loans	5,000	3,000	67	12,500	103,000	(88)
Provision for losses on covered loans	17,667	21,469	(18)	43,646	76,218	(43)

Noninterest Income
Trust and investment fees	32,995	34,547	(4)	140,732	134,727	4
Brokerage and mutual fund fees	4,836	6,506	(26)	20,440	23,742	(14)
Cash management and deposit transaction fees	10,689	11,389	(6)	44,305	47,593	(7)
International services	8,783	8,510	3	36,466	31,297	17
FDIC loss sharing income (expense), net	7,633	26,287	(71)	(8,637)	63,335	(114)
(Loss) gain on securities	(273)	(2,917)	(91)	4,415	(1,638)	370
Gain on disposal of assets	4,263	1,657	157	20,300	2,837	616
Gain on acquisition	--	--	--	8,164	27,339	(70)
Other	17,476	9,089	92	75,682	32,143	135
Total noninterest income	86,402	95,068	(9)	341,867	361,375	(5)

Noninterest Expense
Salaries and employee benefits	112,822	111,857	1	448,702	409,823	9
Net occupancy of premises	13,616	14,852	(8)	54,340	55,567	(2)
Legal and professional fees	10,846	14,071	(23)	49,955	47,641	5
Information services	8,359	7,830	7	32,097	30,824	4
Depreciation and amortization	7,014	6,784	3	27,596	25,845	7
Amortization of intangibles	1,350	2,233	(40)	7,727	9,036	(14)
Marketing and advertising	8,101	7,112	14	28,920	23,112	25
Office services and equipment	4,234	4,276	(1)	17,968	16,381	10
Other real estate owned	15,233	16,380	(7)	65,044	63,111	3
FDIC assessments	4,480	7,311	(39)	29,480	29,055	1
Other	12,174	11,322	8	43,266	40,935	6
Total noninterest expense	198,229	204,028	(3)	805,095	751,330	7

Income Before Taxes	67,063	51,677	30	253,616	161,152	57

Applicable Income Taxes	22,758	11,035	106	77,561	26,055	198

Net Income	$ 44,305	$ 40,642	9	$ 176,055	$ 135,097	30

Less: Net income attributable to noncontrolling interest	445	899	(51)	3,634	3,920	(7)

Net income attributable to City National Corporation	$ 43,860	$ 39,743	10	$ 172,421	$ 131,177	31

Less: Dividends and accretion on preferred stock	--	--	--	--	5,702	(100)

Net income available to common shareholders	$ 43,860	$ 39,743	10	$ 172,421	$ 125,475	37

Other Data:
Earnings per common share - basic	$ 0.82	$ 0.75	9	$ 3.24	$ 2.38	36
Earnings per common share - diluted	$ 0.82	$ 0.74	11	$ 3.21	$ 2.36	36
Dividends paid per common share	$ 0.20	$ 0.10	100	$ 0.80	$ 0.40	100
Common dividend payout ratio	24.25%	13.27%	83	24.64%	16.75%	47
Return on average assets	0.73%	0.72%	1	0.77%	0.62%	24
Return on average common shareholders' equity	8.15%	7.99%	2	8.38%	6.59%	27
Net interest margin (Fully taxable-equivalent)	3.70%	3.71%	(0)	3.79%	3.86%	(2)
Full-time equivalent employees	3,256	3,178	2

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2011
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 215,252	$ 216,892	$ 210,136	$ 200,810	$ 843,090
Interest expense	13,695	17,576	19,309	19,520	70,100
Net Interest Income	201,557	199,316	190,827	181,290	772,990

Provision for credit losses on loans and leases, excluding covered loans	5,000	7,500	--	--	12,500
Provision for losses on covered loans	17,667	5,147	1,716	19,116	43,646

Noninterest Income
Trust and investment fees	32,995	35,412	36,687	35,638	140,732
Brokerage and mutual fund fees	4,836	5,079	4,864	5,661	20,440
Cash management and deposit transaction fees	10,689	10,986	10,905	11,725	44,305
International services	8,783	10,352	9,015	8,316	36,466
FDIC loss sharing income (expense), net	7,633	(14,191)	(10,684)	8,605	(8,637)
(Loss) gain on securities	(273)	3,327	1,395	(34)	4,415
Gain on disposal of assets	4,263	5,191	8,422	2,424	20,300
Gain on acquisition	--	--	8,164	--	8,164
Other	17,476	13,479	23,169	21,558	75,682
Total noninterest income	86,402	69,635	91,937	93,893	341,867

Noninterest Expense
Salaries and employee benefits	112,822	112,729	112,139	111,012	448,702
Net occupancy of premises	13,616	13,713	13,665	13,346	54,340
Legal and professional fees	10,846	14,242	14,790	10,077	49,955
Information services	8,359	7,906	8,335	7,497	32,097
Depreciation and amortization	7,014	6,930	6,904	6,748	27,596
Amortization of intangibles	1,350	2,105	2,104	2,168	7,727
Marketing and advertising	8,101	6,675	7,626	6,518	28,920
Office services and equipment	4,234	4,456	4,672	4,606	17,968
Other real estate owned	15,233	13,160	22,162	14,489	65,044
FDIC assessments	4,480	6,670	8,524	9,806	29,480
Other	12,174	9,051	10,911	11,130	43,266
Total noninterest expense	198,229	197,637	211,832	197,397	805,095

Income Before Taxes	67,063	58,667	69,216	58,670	253,616

Applicable Income Taxes	22,758	16,267	20,650	17,886	77,561

Net Income	$ 44,305	$ 42,400	$ 48,566	$ 40,784	$ 176,055

Less: Net income attributable to noncontrolling interest	445	1,002	1,095	1,092	3,634

Net income attributable to City National Corporation	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421

Other Data:
Earnings per common share - basic	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24
Earnings per common share - diluted	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21
Dividends paid per common share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.80
Common dividend payout ratio	24.25%	25.70%	22.40%	26.65%	24.64%
Return on average assets	0.73%	0.71%	0.87%	0.75%	0.77%
Return on average common shareholders' equity	8.15%	7.85%	9.39%	8.16%	8.38%
Net interest margin (Fully taxable-equivalent)	3.70%	3.79%	3.85%	3.84%	3.79%
Full-time equivalent employees	3,256	3,287	3,328	3,258

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2010
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 206,266	$ 214,061	$ 207,803	$ 202,066	$ 830,196
Interest expense	21,160	26,345	25,805	26,561	99,871
Net Interest Income	185,106	187,716	181,998	175,505	730,325

Provision for credit losses on loans and leases, excluding covered loans	3,000	13,000	32,000	55,000	103,000
Provision for losses on covered loans	21,469	8,233	46,516	--	76,218

Noninterest Income
Trust and investment fees	34,547	32,695	33,976	33,509	134,727
Brokerage and mutual fund fees	6,506	6,494	5,461	5,281	23,742
Cash management and deposit transaction fees	11,389	11,620	12,008	12,576	47,593
International services	8,510	7,905	8,374	6,508	31,297
FDIC loss sharing income (expense), net	26,287	(377)	28,339	9,086	63,335
(Loss) gain on securities	(2,917)	299	(151)	1,131	(1,638)
Gain (loss) on disposal of assets	1,657	2,603	(2,814)	1,391	2,837
Gain on acquisition	--	2,111	25,228	--	27,339
Other	9,089	3,448	12,215	7,391	32,143
Total noninterest income	95,068	66,798	122,636	76,873	361,375

Noninterest Expense
Salaries and employee benefits	111,857	103,397	99,110	95,459	409,823
Net occupancy of premises	14,852	14,463	13,347	12,905	55,567
Legal and professional fees	14,071	10,633	13,754	9,183	47,641
Information services	7,830	7,940	7,538	7,516	30,824
Depreciation and amortization	6,784	6,351	6,363	6,347	25,845
Amortization of intangibles	2,233	2,228	2,128	2,447	9,036
Marketing and advertising	7,112	4,954	5,798	5,248	23,112
Office services and equipment	4,276	4,035	4,272	3,798	16,381
Other real estate owned	16,380	12,642	16,892	17,197	63,111
FDIC assessments	7,311	7,561	7,662	6,521	29,055
Other	11,322	10,477	9,823	9,313	40,935
Total noninterest expense	204,028	184,681	186,687	175,934	751,330

Income Before Taxes	51,677	48,600	39,431	21,444	161,152

Applicable Income Taxes	11,035	13,461	(2,859)	4,418	26,055

Net Income	$ 40,642	$ 35,139	$ 42,290	$ 17,026	$ 135,097

Less: Net income attributable to noncontrolling interest	899	721	972	1,328	3,920

Net income attributable to City National Corporation	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177

Less: Dividends and accretion on preferred stock	--	--	--	5,702	5,702

Net income available to common shareholders	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475

Other Data:
Earnings per common share - basic	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38
Earnings per common share - diluted	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.40
Common dividend payout ratio	13.27%	15.31%	12.71%	52.16%	16.75%
Return on average assets	0.72%	0.63%	0.80%	0.31%	0.62%
Return on average common shareholders' equity	7.99%	7.06%	8.93%	2.20%	6.59%
Net interest margin (Fully taxable-equivalent)	3.71%	3.84%	3.93%	3.97%	3.86%
Full-time equivalent employees	3,178	3,195	3,144	2,983

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2011
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 168,376	$ 249,496	$ 181,203	$ 203,600
Federal funds sold	--	100,000	123,000	100,000
Due from banks - interest-bearing	76,438	144,754	725,304	743,569
Securities available-for-sale	7,571,901	7,185,288	6,348,055	5,849,390
Securities held-to-maturity	467,680	--	--	--
Trading securities	61,975	93,707	125,829	81,287
Loans and leases:
Commercial	5,246,081	5,166,802	4,800,252	4,468,177
Commercial real estate mortgages	2,110,749	2,059,114	1,930,269	1,902,862
Residential mortgages	3,763,218	3,742,768	3,710,765	3,603,058
Real estate construction	315,609	335,712	355,014	415,241
Equity lines of credit	741,081	728,890	735,899	733,567
Installment	132,647	130,923	130,924	146,779
Loans and leases, excluding covered loans	12,309,385	12,164,209	11,663,123	11,269,684
Allowance for loan and lease losses	(262,557)	(263,348)	(265,933)	(263,356)
Loans and leases, excluding covered loans, net	12,046,828	11,900,861	11,397,190	11,006,328
Covered loans, net (1)	1,417,289	1,550,103	1,657,004	1,684,068
Net loans and leases	13,464,117	13,450,964	13,054,194	12,690,396
Premises and equipment, net	143,641	140,871	134,511	131,345
Goodwill and other intangibles	522,753	524,103	526,207	527,419
Other real estate owned (2)	129,340	147,369	162,541	178,164
FDIC indemnification asset	204,259	212,809	261,734	270,576
Other assets	855,811	854,899	883,511	860,186
Total assets	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

Liabilities
Deposits:
Noninterest-bearing	$ 11,146,627	$ 10,308,547	$ 9,403,425	$ 8,756,877
Interest-bearing	9,240,955	9,600,534	9,861,695	9,721,062
Total deposits	20,387,582	19,909,081	19,265,120	18,477,939
Short-term borrowings	50,000	30,640	149,771	151,663
Long-term debt	697,778	699,983	701,829	703,173
Other liabilities	341,439	301,387	281,622	246,517
Total liabilities	21,476,799	20,941,091	20,398,342	19,579,292

Redeemable noncontrolling interest	44,643	42,704	43,737	46,013

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	489,200	489,037	485,064	480,918
Retained earnings	1,611,969	1,578,747	1,547,989	1,511,153
Accumulated other comprehensive income	72,372	82,467	56,293	26,535
Treasury shares	(82,578)	(83,672)	(84,311)	(86,954)
Total common shareholders' equity	2,144,849	2,120,465	2,058,921	1,985,538
Total shareholders' equity	2,144,849	2,120,465	2,058,921	1,985,538
Noncontrolling interest	--	--	25,089	25,089
Total equity	2,144,849	2,120,465	2,084,010	2,010,627
Total liabilities and equity	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

(1) Covered loans are net of $64.6 million, $61.8 million, $67.6 million and $82.0 million of allowance for loan losses as of December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(2) Other real estate owned includes $98.5 million, $102.8 million, $114.9 million and $121.8 million covered by FDIC loss share at December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2010
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 126,882	$ 224,363	$ 184,277	$ 293,855
Federal funds sold	165,000	395,010	404,760	50,000
Due from banks - interest-bearing	142,807	506,081	336,244	429,157
Securities available-for-sale	5,720,675	5,397,870	4,761,143	3,928,481
Trading securities	255,397	170,750	129,287	68,405
Loans and leases:
Commercial	4,514,329	4,364,143	4,286,104	4,424,233
Commercial real estate mortgages	1,958,317	1,967,959	2,078,003	2,121,941
Residential mortgages	3,552,312	3,586,858	3,577,894	3,514,149
Real estate construction	467,785	575,060	629,902	730,734
Equity lines of credit	733,741	757,210	742,071	733,550
Installment	160,144	167,395	169,070	164,929
Loans and leases, excluding covered loans	11,386,628	11,418,625	11,483,044	11,689,536
Allowance for loan and lease losses	(257,007)	(274,167)	(290,492)	(292,799)
Loans and leases, excluding covered loans, net	11,129,621	11,144,458	11,192,552	11,396,737
Covered loans, net (1)	1,790,133	1,910,133	2,034,591	1,803,048
Net loans and leases	12,919,754	13,054,591	13,227,143	13,199,785
Premises and equipment, net	128,426	123,427	121,960	123,178
Goodwill and other intangibles	528,634	522,592	524,820	523,135
Other real estate owned (2)	178,183	168,853	153,292	135,551
FDIC indemnification asset	295,466	324,240	394,012	325,356
Other assets	891,894	935,839	994,509	989,572
Total assets	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

Liabilities
Deposits:
Noninterest-bearing	$ 8,457,178	$ 8,455,164	$ 8,173,386	$ 7,881,959
Interest-bearing	9,719,684	9,958,442	9,799,527	9,081,770
Total deposits	18,176,862	18,413,606	17,972,913	16,963,729
Short-term borrowings	153,444	156,359	3,400	9,614
Long-term debt	704,971	950,792	985,974	986,585
Other liabilities	287,447	278,729	294,578	196,471
Total liabilities	19,322,724	19,799,486	19,256,865	18,156,399

Redeemable noncontrolling interest	45,676	46,967	47,622	46,665

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	487,868	487,919	483,983	505,330
Retained earnings	1,482,037	1,447,569	1,418,486	1,382,421
Accumulated other comprehensive income	36,853	73,369	58,050	23,927
Treasury shares	(101,065)	(110,769)	(112,634)	(127,342)
Total common shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Total shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Noncontrolling interest	25,139	25,189	25,189	25,189
Total equity	1,984,718	1,977,163	1,926,960	1,863,411
Total liabilities and equity	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

(1) Covered loans are net of $67.4 million, $50.1 million and $46.3 million of allowance for loan losses as of December 31, 2010, September 30, 2010 and June 30, 2010, respectively.
(2) Other real estate owned includes $120.9 million, $110.4 million, $98.8 million and $77.5 million covered by FDIC loss share at December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2011					2010
	Fourth	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 263,348	$ 265,933	$ 263,356	$ 257,007	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 288,493	$ 288,493

Net (charge-offs)/recoveries:
Commercial	(12,534)	(2,915)	2,616	(1,937)	(14,770)	(6,510)	(17,871)	(21,290)	(17,625)	(63,296)
Commercial real estate mortgages	(87)	(452)	1,269	6,212	6,942	(5,275)	(8,954)	(402)	(14,967)	(29,598)
Residential mortgages	(52)	(163)	(253)	(615)	(1,083)	(624)	(572)	(610)	(1,391)	(3,197)
Real estate construction	6,860	(6,233)	577	3,826	5,030	(5,496)	39	(10,944)	(14,183)	(30,584)
Equity lines of credit	(377)	(512)	(120)	(757)	(1,766)	(628)	(793)	(337)	(210)	(1,968)
Installment	670	(309)	106	(202)	265	(499)	(83)	88	(1,160)	(1,654)
Total net (charge-offs)/recoveries	(5,520)	(10,584)	4,195	6,527	(5,382)	(19,032)	(28,234)	(33,495)	(49,536)	(130,297)

Provision for credit losses	5,000	7,500	--	--	12,500	3,000	13,000	32,000	55,000	103,000

Transfers (to) from reserve for off-balance sheet credit commitments	(271)	499	(1,618)	(178)	(1,568)	(1,128)	(1,091)	(812)	(1,158)	(4,189)

Balance at end of period	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 262,557	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 257,007

Net (Charge-Offs)/Recoveries to Average Total Loans and Leases, Excluding Covered Assets (annualized):

Commercial	(0.96)%	(0.23)%	0.22%	(0.18)%	(0.31)%	(0.59)%	(1.66)%	(1.97)%	(1.57)%	(1.44)%
Commercial real estate mortgages	(0.02)%	(0.09)%	0.27%	1.31%	0.35%	(1.07)%	(1.75)%	(0.08)%	(2.82)%	(1.44)%
Residential mortgages	(0.01)%	(0.02)%	(0.03)%	(0.07)%	(0.03)%	(0.07)%	(0.06)%	(0.07)%	(0.16)%	(0.09)%
Real estate construction	8.29%	(7.14)%	0.59%	3.46%	1.33%	(4.05)%	0.03%	(6.36)%	(7.12)%	(4.63)%
Equity lines of credit	(0.20)%	(0.28)%	(0.07)%	(0.42)%	(0.24)%	(0.34)%	(0.42)%	(0.18)%	(0.12)%	(0.26)%
Installment	2.00%	(0.94)%	0.32%	(0.55)%	0.19%	(1.18)%	(0.19)%	0.21%	(2.77)%	(0.98)%
Total loans and leases, excluding covered loans	(0.18)%	(0.36)%	0.15%	0.24%	(0.05)%	(0.66)%	(0.98)%	(1.16)%	(1.68)%	(1.13)%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 22,826	$ 23,325	$ 21,707	$ 21,529	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 17,340	$ 17,340
Transfers from (to) allowance	271	(499)	1,618	178	1,568	1,128	1,091	812	1,158	4,189
Balance at end of period	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 23,097	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 21,529

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 61,753	$ 67,629	$ 82,016	$ 67,389	$ 67,389	$ 50,057	$ 46,255	$ --	$ --	$ --
Provision for losses	17,667	5,147	1,716	19,116	43,646	21,469	8,233	46,516	--	76,218
Net (charge-offs)/recoveries	--	(325)	--	--	(325)	--	(414)	--	--	(414)
Reduction in allowance due to loan removals	(14,855)	(10,698)	(16,103)	(4,489)	(46,145)	(4,137)	(4,017)	(261)	--	(8,415)
Balance at end of period	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 64,565	$ 67,389	$ 50,057	$ 46,255	$ --	$ 67,389

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2011				2010
	Fourth	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 19,888	$ 34,937	$ 24,337	$ 19,297	$ 21,739	$ 30,054	$ 47,667	$ 73,838
Commercial real estate mortgages	21,948	20,746	26,676	28,028	44,882	50,366	57,155	66,194
Residential mortgages	9,771	10,512	14,211	14,544	18,721	16,259	11,506	12,045
Real estate construction	50,876	70,827	60,543	81,448	98,209	135,778	138,909	164,985
Equity lines of credit	8,669	8,401	6,668	6,676	6,782	5,584	3,909	4,089
Installment	874	707	365	7,399	590	1,064	972	8,865
Total nonaccrual loans, excluding covered loans	112,026	146,130	132,800	157,392	190,923	239,105	260,118	330,016

Other real estate owned, excluding covered OREO	30,790	44,521	47,634	56,342	57,317	58,462	54,451	58,025

Total nonperforming assets, excluding covered assets	$ 142,816	$ 190,651	$ 180,434	$ 213,734	$ 248,240	$ 297,567	$ 314,569	$ 388,041

Nonperforming covered assets
Nonaccrual loans	$ 422	$ 1,023	$ 1,408	$ 2,343	$ 2,557	$ 2,633	$ --	$ --
Other real estate owned	98,550	102,848	114,907	121,822	120,866	110,391	98,841	77,526
Total nonperforming covered assets	$ 98,972	$ 103,871	$ 116,315	$ 124,165	$ 123,423	$ 113,024	$ 98,841	$ 77,526

Loans 90 days or more past due on accrual status, excluding covered loans	$ 453	$ 379	$ 7,214	$ 3,679	$ 2,499	$ 1,020	$ 789	$ 1,712

Covered loans 90 days or more past due on accrual status	$ 330,169	$ 336,193	$ 368,379	$ 390,267	$ 399,019	$ 416,875	$ 362,722	$ 323,620

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	234.37%	180.21%	200.25%	167.32%	134.61%	114.66%	111.68%	88.72%
Total nonperforming assets, excluding covered assets	183.84%	138.13%	147.39%	123.22%	103.53%	92.14%	92.35%	75.46%
Total loans and leases, excluding covered loans	2.13%	2.16%	2.28%	2.34%	2.26%	2.40%	2.53%	2.50%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.91%	1.20%	1.14%	1.40%	1.68%	2.09%	2.27%	2.82%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	1.16%	1.56%	1.54%	1.89%	2.17%	2.59%	2.73%	3.30%
Total assets	0.60%	0.83%	0.80%	0.99%	1.16%	1.36%	1.48%	1.93%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2011
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 5,204	3.89%	$ 4,928	4.09%	$ 4,693	4.22%	$ 4,437	4.30%	$ 4,818	4.11%
Commercial real estate mortgages	2,077	5.12	1,944	5.30	1,904	5.67	1,924	5.56	1,963	5.40
Residential mortgages	3,739	4.49	3,717	4.74	3,663	4.78	3,563	4.81	3,671	4.70
Real estate construction	328	5.08	347	4.65	395	5.10	448	4.56	379	4.84
Equity lines of credit	732	3.58	731	3.55	730	3.59	733	3.57	731	3.57
Installment	133	4.87	130	4.94	131	4.88	151	4.81	136	4.88
Total loans and leases, excluding covered loans	12,213	4.30	11,797	4.47	11,516	4.64	11,256	4.67	11,698	4.51
Covered loans	1,554	11.06	1,664	10.65	1,770	8.70	1,811	7.78	1,699	9.48
Total loans and leases	13,767	5.05	13,461	5.23	13,286	5.19	13,067	5.11	13,397	5.14
Due from banks - interest-bearing	435	0.30	642	0.29	526	0.31	490	0.25	524	0.29
Federal funds sold and securities purchased under resale agreements	115	0.28	130	0.28	143	0.28	232	0.27	154	0.27
Securities	7,642	2.27	6,954	2.45	6,224	2.66	5,693	2.75	6,635	2.51
Other interest-earning assets	125	2.13	130	2.09	135	2.09	139	2.04	132	2.09
Total interest-earning assets	22,084	3.95	21,317	4.12	20,314	4.23	19,621	4.24	20,842	4.13
Allowance for loan and lease losses	(331)		(330)		(344)		(329)		(333)
Cash and due from banks	199		203		184		201		197
Other non-earning assets	1,742		1,809		1,856		1,885		1,822
Total assets	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,865	0.12%	$ 1,727	0.15%	$ 1,707	0.17%	$ 1,772	0.19%	$ 1,768	0.16%
Money market accounts	6,467	0.18	6,900	0.35	6,683	0.43	6,452	0.45	6,626	0.35
Savings deposits	344	0.17	329	0.29	327	0.32	303	0.34	326	0.28
Time deposits - under $100,000	262	0.53	280	0.48	308	0.49	325	0.56	294	0.52
Time deposits -- $100,000 and over	718	0.57	801	0.61	833	0.70	823	0.75	793	0.66
Total interest-bearing deposits	9,656	0.20	10,037	0.34	9,858	0.41	9,675	0.43	9,807	0.34

Federal funds purchased and securities sold under repurchase agreements	2	0.06	--	0.07	10	0.07	--	0.00	3	0.07
Other borrowings	701	4.96	804	4.46	855	4.36	858	4.41	804	4.53
Total interest-bearing liabilities	10,359	0.52	10,841	0.64	10,723	0.72	10,533	0.75	10,614	0.66
Noninterest-bearing deposits	10,844		9,688		8,927		8,509		9,499
Other liabilities	355		353		307		338		338
Total equity	2,136		2,117		2,053		1,998		2,077
Total liabilities and equity	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Net interest spread		3.43%		3.48%		3.51%		3.49%		3.47%
Net interest margin		3.70%		3.79%		3.85%		3.84%		3.79%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2010
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,392	4.39%	$ 4,277	4.51%	$ 4,339	4.50%	$ 4,559	4.33%	$ 4,391	4.43%
Commercial real estate mortgages	1,965	5.57	2,027	5.60	2,098	5.59	2,151	5.49	2,060	5.56
Residential mortgages	3,567	4.97	3,581	5.28	3,542	5.36	3,522	5.39	3,553	5.25
Real estate construction	538	4.29	610	4.04	691	3.91	807	3.70	661	3.96
Equity lines of credit	743	3.57	750	3.60	743	3.58	735	3.56	743	3.58
Installment	167	5.19	170	5.27	169	5.16	170	5.14	169	5.19
Total loans and leases,
excluding covered loans	11,372	4.72	11,415	4.86	11,582	4.88	11,944	4.80	11,577	4.81
Covered loans	1,908	7.41	2,016	7.75	2,003	6.90	1,833	6.44	1,940	7.14
Total loans and leases	13,280	5.10	13,431	5.28	13,585	5.18	13,777	5.03	13,517	5.15
Due from banks - interest-bearing	897	0.25	835	0.26	701	0.24	275	0.51	679	0.28
Federal funds sold and securities
purchased under resale agreements	373	0.25	360	0.26	213	0.25	46	0.20	249	0.25
Securities	5,430	2.75	4,980	2.98	4,244	3.24	4,036	3.33	4,677	3.05
Other interest-earning assets	146	2.00	149	2.00	148	1.80	147	1.76	148	1.89
Total interest-earning assets	20,126	4.13	19,755	4.37	18,891	4.48	18,281	4.56	19,270	4.38
Allowance for loan and lease losses	(325)		(332)		(308)		(295)		(315)
Cash and due from banks	201		212		241		299		238
Other non-earning assets	1,920		1,980		1,975		1,982		1,964
Total assets	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,680	0.18%	$ 1,703	0.19%	$ 2,385	0.24%	$ 2,235	0.24%	$ 1,999	0.22%
Money market accounts	6,755	0.45	6,643	0.53	5,365	0.57	4,853	0.62	5,911	0.53
Savings deposits	290	0.34	293	0.39	301	0.45	387	0.66	317	0.48
Time deposits - under $100,000	355	0.49	400	0.29	414	0.83	556	0.62	431	0.57
Time deposits - $100,000 and over	965	0.73	1,097	0.78	1,147	0.82	1,239	0.96	1,111	0.83
Total interest-bearing deposits	10,045	0.43	10,136	0.49	9,612	0.53	9,270	0.58	9,769	0.50

Federal funds purchased and securities
sold under repurchase agreements	--	0.00	173	3.78	183	3.74	300	2.62	163	3.24
Other borrowings	900	4.54	869	5.60	804	5.75	812	5.73	847	5.38
Total interest-bearing liabilities	10,945	0.77	11,178	0.94	10,599	0.98	10,382	1.04	10,779	0.93
Noninterest-bearing deposits	8,642		8,161		7,988		7,594		8,100
Other liabilities	336		316		330		288		317
Total equity	1,999		1,960		1,882		2,003		1,961
Total liabilities and equity	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Net interest spread		3.36%		3.43%		3.50%		3.52%		3.45%
Net interest margin		3.71%		3.84%		3.93%		3.97%		3.86%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2011					2010
	Fourth	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	52,488	52,481	52,462	52,320	52,439	52,154	52,105	52,012	51,690	51,992
Average - Diluted	52,750	52,720	52,977	52,894	52,849	52,680	52,498	52,542	52,092	52,455
Period-end	52,499	52,484	52,475	52,440		52,247	52,114	52,089	51,888
Book value for common shareholders	$ 40.86	$ 40.40	$ 39.24	$ 37.86		$ 37.51	$ 37.46	$ 36.51	$ 35.43
Closing price:
High	$ 45.10	$ 55.54	$ 58.75	$ 62.90	$ 62.90	$ 62.91	$ 58.00	$ 64.13	$ 54.86	$ 64.13
Low	36.01	37.76	52.02	55.65	36.01	51.57	47.91	51.23	45.81	45.81
Period-end	44.18	37.76	54.25	57.05		61.36	53.07	51.23	53.97

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 15,301	$ 14,926	$ 14,286	$ 13,551		$ 13,712	$ 13,788	$ 13,807	$ 13,856
Tier 1 common shareholders' equity	$ 1,565	$ 1,530	$ 1,493	$ 1,449		$ 1,412	$ 1,373	$ 1,337	$ 1,309
Percentage of risk-weighted assets (2)	10.23%	10.25%	10.45%	10.69%		10.29%	9.96%	9.68%	9.44%
Tier 1 capital	$ 1,570	$ 1,535	$ 1,523	$ 1,479		$ 1,442	$ 1,651	$ 1,614	$ 1,586
Percentage of risk-weighted assets	10.26%	10.28%	10.66%	10.91%		10.52%	11.97%	11.69%	11.44%
Total capital	$ 1,963	$ 1,923	$ 1,905	$ 1,853		$ 1,821	$ 2,032	$ 2,027	$ 1,998
Percentage of risk-weighted assets	12.83%	12.88%	13.34%	13.68%		13.28%	14.74%	14.68%	14.42%
Tier 1 leverage ratio	6.77%	6.82%	7.09%	7.09%		6.74%	7.82%	7.96%	8.03%

Period-end equity to period-end assets	9.06%	9.18%	9.25%	9.29%		9.29%	9.06%	9.08%	9.29%
Period-end common shareholders' equity
to period-end assets	9.06%	9.18%	9.14%	9.18%		9.18%	8.94%	8.96%	9.16%

Average equity to average assets	9.02%	9.21%	9.33%	9.35%	9.22%	9.12%	9.07%	9.05%	9.88%	9.27%
Average common shareholders' equity
to average assets	9.02%	9.10%	9.22%	9.23%	9.14%	9.01%	8.95%	8.93%	9.10%	8.99%

Period-end tangible equity
to period-end tangible assets (2)	7.01%	7.07%	7.08%	7.03%		6.99%	6.83%	6.77%	6.86%

Average tangible equity
to average tangible assets (2)	6.96%	7.08%	7.11%	7.05%	7.05%	6.89%	6.81%	6.70%	7.49%	6.96%

Senior Debt Credit Ratings
For The Period Ended December 31, 2011			Standard &
	Moody's	Fitch	Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio and tangible equity to tangible assets ratio are non-GAAP financial measures. See page 15 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
(unaudited)

City National Corporation applies the two-class method of computing basic and diluted earnings per share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The Company grants restricted shares under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2011					2010
(Dollars in thousands, except per	Fourth	Third	Second	First	Year to	Fourth	Third	Second	First	Year to
share amounts)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Basic EPS:
Net income attributable to City National Corporation	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177
Less: Dividends and accretion on preferred stock	--	--	--	--	--	--	--	--	5,702	5,702
Net income available to common shareholders	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475
Less: Earnings allocated to participating securities	690	655	759	578	2,678	532	447	535	113	1,605
Earnings allocated to common shareholders	$ 43,170	$ 40,743	$ 46,712	$ 39,114	$ 169,743	$ 39,211	$ 33,971	$ 40,783	$ 9,883	$ 123,870

Weighted average common shares outstanding	52,488	52,481	52,462	52,320	52,439	52,154	52,105	52,012	51,690	51,992

Basic earnings per common share	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38

Diluted EPS:
Earnings allocated to common shareholders (1)	$ 43,173	$ 40,745	$ 46,718	$ 39,119	$ 169,759	$ 39,216	$ 33,974	$ 40,787	$ 9,883	$ 123,882

Weighted average common shares outstanding	52,488	52,481	52,462	52,320	52,439	52,154	52,105	52,012	51,690	51,992
Dilutive effect of equity awards	262	239	515	574	410	526	393	530	402	463
Weighted average diluted common shares outstanding	52,750	52,720	52,977	52,894	52,849	52,680	52,498	52,542	52,092	52,455

Diluted earnings per common share	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36

(1) Earnings allocated to common shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options and warrants to dilutive shares outstanding, which alters the ratio used to allocate earnings to common shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2011
		Fourth	Third	Second	First
(in thousands)		Quarter	Quarter	Quarter	Quarter
Summary Totals
Net impairment expense (Sum of A)		$ (52)	$ (5,884)	$ (532)	$ (4,344)
Gain on acquisition		--	--	8,164	--
Other covered asset income (expense), net		394	(589)	(1,095)	(147)
Total income (expense), net		$ 342	$ (6,473)	$ 6,537	$ (4,491)

Interest income (1)
Income on loans paid-off or fully charged-off		$ 18,902	$ 18,343	$ 11,105	$ 7,389

Provision for losses on covered loans
Provision for losses on covered loans	A	17,667	5,147	1,716	19,116

Noninterest income related to covered assets

FDIC loss sharing income (expense), net
Gain (loss) on indemnification asset	A	$ 17,675	$ (384)	$ 1,687	$ 15,048
Indemnification asset accretion		(3,775)	(4,043)	(4,126)	(3,624)
Net FDIC reimbursement for OREO and loan expenses		13,858	10,496	17,852	11,118
Removal of indemnification asset on loans		(10,669)	(13,931)	(15,161)	(11,186)
Removal of indemnification asset on OREO and net reimbursment to FDIC for OREO sales		(1,543)	(2,823)	(7,219)	(1,282)
Loan recoveries shared with FDIC		(7,853)	(3,153)	(3,197)	(1,971)
Increase in FDIC clawback liability	A	(60)	(353)	(503)	(276)
Other		--	--	(17)	778
Total FDIC loss sharing income (expense), net		7,633	(14,191)	(10,684)	8,605

Gain on disposal of assets
Net gain on sale of OREO		1,927	3,625	9,092	1,628

Gain on acquisition		--	--	8,164	--

Other income
Net gain on transfers of covered loans to OREO		6,824	3,887	12,817	10,330
Amortization of fair value on acquired unfunded loan
commitments		558	1,088	766	692
OREO income		406	379	637	661
Other		(745)	(503)	(690)	29
Total other income		7,043	4,851	13,530	11,712
Total noninterest income related to covered assets		$ 16,603	$ (5,715)	$ 20,102	$ 21,945

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 9,984	$ 7,526	$ 15,628	8,305
Holding costs and foreclosure expense		4,890	3,449	4,564	4,493
Total other real estate owned		14,874	10,975	20,192	12,798

Legal and professional fees		2,609	2,961	2,832	1,819

Other operating expense
Other covered asset expenses		13	18	(70)	92
Total noninterest expense related to covered assets (3)		$ 17,496	$ 13,954	$ 22,954	$ 14,709

Total income (expense), net		$ 342	$ (6,473)	$ 6,537	$ (4,491)

(1) Excludes core yield in interest income related to covered loans.
(2) OREO, legal and professional fees and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the Company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Management reviews this measure in evaluating the Company's capital levels and has included the ratio in response to market participant interest in tangible equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2011
	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total equity	$ 2,144,849	$ 2,120,465	$ 2,084,010	$ 2,010,627
Less: Goodwill and other intangibles	(522,753)	(524,103)	(526,207)	(527,419)
Tangible equity (A)	1,622,096	1,596,362	1,557,803	1,483,208

Total assets	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932
Less: Goodwill and other intangibles	(522,753)	(524,103)	(526,207)	(527,419)
Tangible assets (B)	$ 23,143,538	$ 22,580,157	$ 21,999,882	$ 21,108,513

Period-end tangible equity to period-end tangible assets (A)/(B)	7.01%	7.07%	7.08%	7.03%

Average Balance:
Total equity	$ 2,136,215	$ 2,117,249	$ 2,053,447	$ 1,998,006	$ 2,076,721
Less: Goodwill and other intangibles	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible equity (C)	1,613,009	1,591,949	1,526,375	1,469,801	1,550,791

Total assets	$ 23,694,160	$ 22,998,562	$ 22,009,749	$ 21,377,904	$ 22,527,750
Less: Goodwill and other intangibles	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible assets (D)	$ 23,170,954	$ 22,473,262	$ 21,482,677	$ 20,849,699	$ 22,001,820

Average tangible equity to average tangible assets (C)/(D)	6.96%	7.08%	7.11%	7.05%	7.05%

	2010
	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total equity	$ 1,984,718	$ 1,977,163	$ 1,926,960	$ 1,863,411
Less: Goodwill and other intangibles	(528,634)	(522,592)	(524,820)	(523,135)
Tangible equity (A)	1,456,084	1,454,571	1,402,140	1,340,276

Total assets	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475
Less: Goodwill and other intangibles	(528,634)	(522,592)	(524,820)	(523,135)
Tangible assets (B)	$ 20,824,484	$ 21,301,024	$ 20,706,627	$ 19,543,340

Period-end tangible equity to period-end tangible assets (A)/(B)	6.99%	6.83%	6.77%	6.86%

Average Balance:
Total equity	$ 1,999,494	$ 1,960,206	$ 1,881,635	$ 2,003,150	$ 1,961,109
Less: Goodwill and other intangibles	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)
Tangible equity (C)	1,473,747	1,436,351	1,359,324	1,478,312	1,436,920

Total assets	$ 21,922,240	$ 21,614,748	$ 20,799,187	$ 20,267,248	$ 21,156,661
Less: Goodwill and other intangibles	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)
Tangible assets (D)	$ 21,396,493	$ 21,090,893	$ 20,276,876	$ 19,742,410	$ 20,632,472

Average tangible equity to average tangible assets (C)/(D)	6.89%	6.81%	6.70%	7.49%	6.96%

(b) Tier 1 common shareholders' equity to risk-based assets

The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

	2011				2010
	Fourth	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 1,570,101	$ 1,534,831	$ 1,523,269	$ 1,478,820	$ 1,441,837	$ 1,650,793	$ 1,614,341	$ 1,585,727
Less: Noncontrolling interest	--	--	(25,089)	(25,089)	(25,139)	(25,189)	(25,088)	(25,088)
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(252,115)	(252,088)	(252,062)
Tier 1 common shareholders' equity (A)	$ 1,564,946	$ 1,529,676	$ 1,493,025	$ 1,448,576	$ 1,411,543	$ 1,373,489	$ 1,337,165	$ 1,308,577

Risk-weighted assets (B)	$ 15,300,619	$ 14,925,715	$ 14,285,572	$ 13,551,318	$ 13,712,097	$ 13,788,060	$ 13,806,764	$ 13,856,028

Tier 1 common shareholders' equity to risk-based assets (A)/(B)	10.23%	10.25%	10.45%	10.69%	10.29%	9.96%	9.68%	9.44%
CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

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         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com

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